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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
         April 17, 2007 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                  MIGAMI, INC.
               (Exact Name of Registrant as specified in Charter)

                          COMMISSION FILE NO. 033-03362

          Nevada                                       87-0431043
   ----------------------------                  -------------------
   (State of Other Jurisdiction                    (I.R.S. Employer
     of Incorporation)                             Identification No.)


3701 Wilshire Boulevard, Suite 507,
Los Angeles, California                                 90010
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(Address of Principal Executive Office)               (Zip Code)

       Registrant's Telephone Number, Including Area Code: (213) 739-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On March 31, 2007, Migami, Inc. ("Migami") entered into a Sublicense Agreement with Migami Korea, Ltd., a Korean corporation ("MKL""). The Sublicense Agreement was subsequently corrected to conform to the intent of the parties in an Amendment to Sublicense Agreement, dated effective April 17, 2007. All references in this Item 1.01 are to the Sublicense Agreement as amended.

         Under the Sublicense Agreement, Migami granted to MKL an exclusive license in, and to, the use of the Licensed Technology (including the right to sublicense any or all of such rights in accordance with the terms of this Agreement) to make, have made, use, offer for sale and sell, Products in the Territory. The Licensed Technology constitutes certain technology licensed by Migami from InnoZen, Inc., a Delaware corporation, and is defined as all rights of Migami (within Korea), including commercialization rights, in United States non-provisional patent application U.S. Serial No. 10/713,544 filed in the United States Patent and Trademark Office ("USPTO"), Europe, Canada, Mexico and Japan on November 14, 2003 and United States non-provisional patent application U.S. Serial No. 10/402,273 filed in the USPTO, Europe and Canada on March 28, 2003; all United States and foreign patents and patent applications deriving priority from the Provisional Applications, and any divisions, continuations, continuations-in-part, re-examinations and reissues of such patent applications. The Sublicense Agreement expires July 17, 2020.

         Under the Sublicense Agreement, MKL is to use its best efforts actively to promote the sale of products utilizing the Licensed Technology in Korea. It is anticipated that MKL will manufacture its own requirements of such products using the Licensed Technology. Under the Sublicense Agreement, MKL is also required to maintain an adequate inventory of products using the Licensed Technology to satisfy its own projected needs for the sale and distribution of such products.

         In exchange for the Sublicense Agreement, MKL shall pay a license fee of $2,000,000 to Migami on, or before, April 30, 2007, and all amounts required to perform studies on the efficacy of any Licensed Product and other clinical tests necessary to obtain any required regulatory approvals within Korea. After MKL has received $2,000,000 in gross non-refundable revenue from the licensed products, MKL shall also pay a royalty to Migami consisting of (a) fifty percent (50%) of all non-refundable revenue received by MKL in sub-licensing fees from any third party and four percent (4%) of all other nonrefundable revenue received by MKL, including proceeds from the sale of Licensed Products manufactured by MKL.

         MKL has also agreed to maintain the confidentiality rights of Migami in its trade secret and confidential information.

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Item 8.01 OTHER EVENTS

         On November 3, 2006, a Complaint was filed as Case No. BC 361405 in the Los Angeles County Superior Court, State of California. The case was entitled Sandy Lang, Plaintiff, v. Innovay, Inc., A California corporation, John Park, an individual, Tehan Oh, an individual, and Young Suh, an individual, and Does 1 through 50, Inclusive, Defendants. The Complaint asserted claims for fraud and deceit and for negligent misrepresentation and sought an unstated amount of damages. In his Complaint, Mr. Lang contends that he is owed certain stock in Innovay, Inc. ("Innovay"), which was wrongfully withheld from him by Innovay and its directors. Innovay and the other original defendants have denied Mr. Lang's claims and are defending the lawsuit vigorously.

         On January 3, 2007, a Doe Amendment was filed, naming Migami, Inc. ("Migami"), as a Doe Defendant. On March 3, 2007, Migami filed its Answer, denying specifically and generally, all of the allegations in the Complaint as it pertains to it. Although not contained in any of the pleadings, Mr. Lang contends that Migami is liable to him as a "successor" entity Innovay.

         Based upon a preliminary evaluation of this lawsuit, it appears that, in Migami's view, the claims against it are substantially without merit. Further assessment will be made upon ongoing evaluation. In the meantime, Migami intends to defend the suit vigorously and to put forward all appropriate defenses and claims.

Item 9.01         Financial Statements and Exhibits

         (d)      Exhibits

Exhibit No.       Description
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10.1              Sublicense Agreement

10.2              Amendment to Sublicense Agreement



                                   Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 19, 2007                           /s/ John Park
                                                 -------------------------------
                                                 John Park, President

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